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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

To Inland Resources Inc.:

         We consent to the incorporation by reference in this Form 10-K of our reserve report and all schedules, exhibits, and attachments thereto, to any reference made to us in Form 10-K as a result of such incorporation and to the incorporation by reference thereof into Inland's registration statements on Form S-8 (File No. 33-41662), Form S-8 (File No. 333-27449), Form S-8 (File No.
33-84640) and Form S-3 (File No. 33-84766).



                                 /s/ RYDER SCOTT COMPANY PETROLEUM ENGINEERS
                                 ----------------------------------------------
                                     RYDER SCOTT COMPANY PETROLEUM ENGINEERS


Denver, Colorado

March 29, 1999